FOR IMMEDIATE RELEASE

LiveWire Group, Inc. Reports Third Quarter Financial Results

MILWAUKEE, WI (October 26, 2023) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported third quarter results.

“LiveWire took the next step in its journey in the third quarter of 2023 by delivering on a major milestone. With the shipment of the Del Mar, the first bike on the Company's S2 platform, with its in-house developed battery pack, power electronics, motor, telematics, and associated software, enthusiasts can now join the LiveWire community at a price point nearly 35% below the prior model. The EV systems on the S2 platform demonstrate the Company's commitment to delivering innovative products with the premium feel riders have come to expect from LiveWire. During the fourth quarter the Company will remain focused on the continued delivery of Del Mar and conversion of active reservations in the North American market while launching European reservations,” said Karim Donnez, CEO, LiveWire.

Third Quarter 2023 Business Update:
•Production commenced on Del Mar, the first bike on the Company’s S2 platform
•Continued investment in building retail network infrastructure to support Del Mar and future bikes, ending the quarter with 126 retail partners globally
•Continued product development of new models on the S2 platform

LiveWire Group, Inc. – Unit Results

$ in millions, except units	3rd quarter
	2023	2022	Change
Electric Motorcycle (units)	50	206	(76%)

Third Quarter 2023 Results

LiveWire Group, Inc. – Consolidated Results

$ in millions, except units *	3rd quarter
	2023	2022	Change
Consolidated Revenue	$8.1	$14.7	(45%)
Electric Motorcycles	$1.3	$4.9	(73%)
STACYC	$6.8	$9.8	(30%)

Consolidated Operating Income (Loss)	($25.3)	($21.0)	21%
Electric Motorcycles	($25.7)	($22.5)	14%
STACYC	$0.4	$1.5	(74%)

Net Loss	($14.6)	($20.9)	(30%)
*Amounts may not add up due to rounding

LiveWire Group, Inc. consolidated net loss was $14.6 million for the third quarter as compared to $20.9 million in the same period prior year driven by the segment results noted below, an $8.0 million of non-operating mark-to-market income related to the decrease in fair value of the outstanding warrants as of the end of the quarter and $2.7 million in interest income.

LiveWire Group, Inc. is comprised of two business segments:
•Electric Motorcycles – focused on the sale of electric motorcycles and related products
•STACYC – focused on the sale of electric balance bikes for kids and related products

Electric Motorcycles
Electric Motorcycle revenue was down compared to the same quarter in the prior year due to lower unit sales of LiveWire ONE. In line with expectations, increased operating losses versus the third quarter of 2022 were the result of costs related to the electric vehicle systems, activities associated with preparation for delivery of the Del Mar and planned costs of standing up a new organization, compared to the same quarter in the prior year.

STACYC
STACYC revenue was down in the third quarter due to lower sales of electric balance bikes to independent distributors compared to the third quarter of 2022. STACYC operating income for the third quarter decreased from prior year largely due to a reduction in gross margin driven by lower volumes and increased selling, administrative and engineering expense relating to personnel costs, and increased marketing initiatives.

2023 Financial Outlook
For the full year 2023, the Company affirms its guidance as follows:
•Electric Motorcycle unit sales of 600 to 1,000
•LiveWire Group operating loss of $115 to $125 million

Webcast
The public is invited to attend an audio webcast from 8-9 a.m. CT. LiveWire leadership will be joining the Harley-Davidson, Inc. audio webcast to discuss our results, developments in the business, and updates to the Company’s outlook. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CT.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; our ability to attract and retain a large number of customers; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and manage costs; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; H-D making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2023	September 25, 2022	September 30, 2023	September 25, 2022
Revenue, net	$8,144	$14,708	$22,932	$37,615
Costs and expenses:
Cost of goods sold	7,052	13,743	23,516	36,987
Selling, administrative and engineering expense	26,435	21,988	81,650	56,706
Total costs and expenses	33,487	35,731	105,166	93,693
Operating loss	(25,343)	(21,023)	(82,234)	(56,078)
Other income, net	—	79	—	235
Interest expense related party	—	—	—	(475)
Interest income (expense)	2,726	(3)	8,172	(23)
Change in fair value of warrant liabilities	8,038	—	(2,332)	—
Loss before income taxes	(14,579)	(20,947)	(76,394)	(56,341)
Income tax (benefit) provision	(1)	(4)	63	159
Net loss	$(14,578)	$(20,943)	$(76,457)	$(56,500)

Net loss per share, basic and diluted	$(0.07)	$(0.13)	$(0.38)	$(0.35)

Weighted-average shares, basic and diluted	202,529	161,000	202,448	161,000

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$199,948	$265,240
Accounts receivable, net	4,593	2,325
Accounts receivable from related party	653	525
Inventories, net	32,789	29,215
Other current assets	1,946	4,625
Total current assets	239,929	301,930
Property, plant and equipment, net	37,692	31,567
Goodwill	8,327	8,327
Lease assets	2,216	3,128
Intangible assets, net	1,463	1,809
Other long-term assets	6,319	5,044
Total assets	$295,946	$351,805
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,379	$7,055
Accounts payable to related party	21,127	5,733
Accrued liabilities	18,492	20,343
Current portion of lease liabilities	1,399	1,312
Total current liabilities	45,397	34,443
Long-term portion of lease liabilities	905	1,913
Deferred tax liabilities	78	15
Warrant liabilities	10,631	8,388
Other long-term liabilities	397	246
Total liabilities	57,408	45,005
Shareholders' equity:
Preferred Stock	—	—
Common Stock	20	20
Additional paid-in-capital	337,420	329,218
Accumulated deficit	(98,895)	(22,438)
Accumulated other comprehensive income	(7)	—
Total shareholders' equity	238,538	306,800
Total liabilities and shareholders' equity	$295,946	$351,805

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2023	September 25, 2022
Cash flows from operating activities:
Net loss	$(76,457)	$(56,500)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,814	3,717
Payment of contingent consideration in excess of acquisition date fair value	—	(413)
Change in fair value of warrant liabilities	2,332	—
Stock compensation expense	6,566	(171)
Provision for doubtful accounts	45	99
Deferred income taxes	63	68
Inventory write-downs	1,664	702
Cloud computing arrangements development costs	(470)	(2,822)
Other, net	(677)	(209)
Changes in current assets and liabilities:
Accounts receivable, net	(2,313)	3,465
Accounts receivable from related party	(128)	(466)
Inventories	(5,238)	(17,518)
Other current assets	2,679	2,615
Accounts payable and accrued liabilities	(2,149)	3,243
Accounts payable to related party	15,393	—
Net cash used by operating activities	(55,876)	(64,190)
Cash flows from investing activities:
Capital expenditures	(10,970)	(8,927)
Net cash used by investing activities	(10,970)	(8,927)
Cash flows from financing activities:
Deposit in advance of business combination		100,000
Proceeds received from exercise of warrants	1,554	—
Borrowings on notes payable to related party	—	15,333
Payment of contingent consideration up to acquisition date fair value	—	(1,767)
Transfers from H-D	—	59,051
Net cash provided by financing activities	1,554	172,617
Net (decrease) increase in cash, cash equivalents and restricted cash	$(65,292)	$99,500

Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash—beginning of period	$265,240	$2,668
Net (decrease) increase in cash, cash equivalents and restricted cash	(65,292)	99,500
Cash, cash equivalents and restricted cash—end of period	$199,948	$102,168

Reconciliation of cash, cash equivalents and restricted cash on the Consolidated balance sheets to the Consolidated statements of cash flows:
Cash	$199,948	$2,168
Restricted cash	—	100,000
Cash, cash equivalents and restricted cash per the Consolidated statements of cash flows	$199,948	$102,168